EXHIBIT 4.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON EXEMPTIONS CONTAINED IN SECTION 4(2) OF THE ACT AND/OR REGULATIONS D AND/OR S PROMULGATED PURSUANT THERETO, NOR HAS THIS NOTE BEEN REGISTERED OR QUALIFIED IN ANY STATE IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS. ACCORDINGLY, THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED BY THE HOLDER UNLESS IT IS SUBSEQUENTLY REGISTERED UNDER FEDERAL AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTIONS FROM REGISTRATION AND QUALIFICATION ARE AVAILABLE.

NUMBER                                                                AMOUNT
___________                                                      $_____________

                         AIR PACKAGING TECHNOLOGIES,INC.

                      7% Secured Convertible Note Due 2003


     AIR PACKAGING SYSTEMS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to_____________________, or registered assigns, the principal sum of _________________, Dollars on September 30, 2003, and to pay interest thereon annually on June 30 (each an "Interest Payment Date") accruing from and after the date of original issuance of this Note in each year, commencing on June 30, 2003, at 7% per annum, until the principal hereof is paid or made available for payment. Interest will be computed on the basis of a 365- or 366- day year, as the case may be.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the regular record date, which shall be the June 15 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Note will be made at the principal corporate office of the Company and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register.

     Reference is hereby made to the further provisions of this Note set forth on the attached pages hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.
     IN WITNESS WHEREOF, AIR PACKAGING TECHNOLOGIES, INC. has caused this instrument to be executed in its corporate name by the signature of its President and its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Date  of  Original  Issuance:

                             Date:

                            AIR  PACKAGING  TECHNOLOGIES,  INC.


                            By:
                                ---------------------------------
                                    President
[SEAL]
                            By:
                                ---------------------------------
                                    Secretary

                                 ASSIGNMENT FORM


To  assign  this  note,  fill  in  form  below:

For  Value  received,                         hereby  sells,  assigns  and
                     ------------------------
transfers  this  note  to

-------------------------------                  ------------------------------
Assignee's  name                                 Social  security  or
                                                 taxpayer  I.D.  Number

-------------------------------                  -------------------------------
Assignee's  mailing  address                         City,  State,  Country, Zip

and  does  hereby  irrevocably  constitute  and appoint

---------------------------------------- Attorney to transfer this note of the books  of  the  registrar  with  full  power  of  substitution  in the premises.

DATED  this                   ,
            -----------------   ----------


                                        ---------------------------------------
                                        Bondholder's  Signature



                                        ---------------------------------------
                                        Bondholder's  Signature

     SIGN  EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THIS  NOTE.





                                CONVERSION NOTICE

The  Undersigned  does  hereby  elect  to  convert  this note (if only a partial
conversion  state  amount  here  $         )  into Common Stock of Air Packaging
                                  ---------
Technologies, Inc. and requests that the certificate(s) issuable upon conversion be issued in my name or (if filled out) as below:


----------------------------------------       --------------------------------
               Name                            Social  security  or  taxpayer
                                                     I.D.  Number

----------------------------------------       --------------------------------
Mailing  address                                   City,  State,  Country,  Zip



                                        ---------------------------------------
                                        Bondholder's  Signature



                                        ---------------------------------------
                                        Bondholder's  Signature


       SIGN  EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THIS  NOTE.

                        AIR PACKAGING TECHNOLOGIES, INC.

                          7% CONVERTIBLE NOTES DUE 2003

                         ADDITIONAL TERMS AND CONDITIONS

1.   GENERAL.

     This Note is one of a duly authorized issue of Notes of the Company designated as its 7% Convertible Notes Due 2003. The terms of the Notes include those stated below. The Notes are general obligations of the Company limited to $2,000,000 in aggregate principal amount. The Notes are unsecured but are senior in rights to all other debentures issued by the Company, whether presently outstanding or issued in the future.

2.  PAYING  AGENT,  CONVERSION  AGENT  AND  REGISTRAR.

     Initially, the Company will act as its own Paying Agent, Conversion Agent and Registrar. The Company may change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice.

3.   DEFINITIONS.

     "ACT" shall mean the Securities Act of 1933, as amended, and the Rules promulgated thereunder.

     "AVERAGE CLOSING PRICE" shall mean the average of the highest closing bid prices of the Company's common stock for each of the thirty (30) business days, immediately prior to Payment Date or Record Date, as the case may be, on the OTC Bulletin Board or such other place that the Company's common stock may be trading on payment date.

     "BUSINESS DAY" shall mean Monday through Friday of each week, excluding any day that is a legal holiday in the State of California.

     "COMMON STOCK" shall mean the Common Stock, $0.001 par value, of the Company, as designated on the date hereof, or shares of any class or classes of Capital Stock resulting from reclassification or reclassification thereof.

     "COMPANY" shall mean Air Packaging Technologies, Inc., a Delaware Corporation.

     "HOLDER" shall mean the person in whose name the Notes are registered on the Company's books.

     "INTEREST  PAYMENT DATE" or "PAYMENT DATE" shall mean June 30 of each year.

     "NOTES"  shall  mean  the  7%  Convertible  Debentures  Due  2003.

     "SEC"  shall  mean  the  United  States Securities and Exchange Commission.

4.   HOLDER'S  OPTION  TO  TAKE  STOCK  IN  LIEU  OF  CASH  INTEREST  PAYMENT

     At Holder's option, holder may elect to receive any annual interest payment in common stock of the Company at a 20% discount to the Average Closing Price, subject to the following:

     (a) Company must receive from holder a written notice of Holder's election a minimum of fifteen (15) days prior to the Payment Date.

     (b) All stock to be issued shall be "restricted" as that term is generally used under the Act and, as such, shall contain a legend thereon restricting their sale, transfer, or hypothecation unless an effective registration statement is in effect or an exemption from registration applies to the specific instance.

     (c) After notice of Holder's election, the Company may elect, within fifteen (15) days, to register said dividend shares under an appropriate registration statement to be filed with the SEC. If the Company makes this election, the interest payment will be payable in common stock of the Company at the Average Closing Price of the Company's common stock, with no discount thereon and Company will use its best efforts to register said shares as soon as practicable after such election.

     (d) Notwithstanding anything to the contrary, the minimum price to be used to compute the number of shares to be issued as an interest payment shall be $0.15.

5.   REGISTRATION  RIGHTS.

     Company undertakes to use its best efforts to register, for resale, the Notes and/or the common stock issuable upon conversion of the notes, with the SEC on an applicable registration form and to maintain said registration until six (6) months after conversion of all of the debentures, expiration of the conversion rights, or until the Company shall have received an opinion of Counsel that the shares of the Common Stock issued or issuable upon conversion of the Notes may be resold by the Holders thereof without an effective registration statement under the Act pursuant to Rule 144 (k).



6.   OPTIONAL  CONVERSION.

     Subject to the provisions contained herein, a Holder of a Note is entitled, at his option, at any time on or before the close of business on September 30, 2003, to convert the principal amount of such Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000, into shares of Common Stock of the Company at a Conversion Price as provided below (or at the current adjusted Conversion Price if an adjustment has been made as provided in Section 10 below "Adjustments to Conversion Price). No fractions of shares or scrip representing fractions of shares will be issued on conversion of a Note, but an adjustment in cash will be made for any fractional interest as provided in the Indenture.

(a) The Conversion price shall be $0.15 per share through and including September 30, 2001.

(b) The Conversion price shall be $0.25 per share from October 1, 2001 through and including September 30, 2003.

(c) The minimum amount of debentures that may be converted by any holder at any one time shall be $100,000 and must be in integral multiples of $1,000.

(d) To convert a Note, a Holder must (i) complete and sign the conversion notice attached to the Note, (ii) surrender the Note with the conversion notice to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (iv) pay any transfer or similar tax, if required.

7.   DENOMINATIONS,  PAYMENT,  TRANSFER,  EXCHANGE.

     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may transfer Notes in accordance with the reasonable rules set forth by the Registrar. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law. The Registrar need not transfer any Note until it has received an opinion of Counsel that the transfer may be made pursuant to any effective registration or pursuant to an exemption from registration. Holders must surrender Notes to a Paying Agent to receive principal payments thereof.

8.   PERSONS  DEEMED  OWNERS.

     Prior to due presentment of this Note for registration of a transfer, the Company, the Trustee and any agent of either may treat the registered Holder of this Note as the owner of it for all purposes.

9.   DEFAULTS  AND  RIGHTS  TO  PAYMENT.

     Event of Default. An "Event of Default" with respect to any Security occurs if:

     (a) The Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days; or

(b) The Company defaults in the payment of Principal of any Security when the same becomes due and payable at maturity or otherwise; or

(c) The Company fails to comply with any other material agreement set forth in the Securities and the default continues for a period of 30 days after notice of such default is delivered to the Company by the Holder; provided,. however, that if the default is such that it cannot, in the exercise of reasonable diligence be corrected within such period, it shall not constitute an Event of Default hereunder if corrective action is instituted promptly by the Company within said period and is diligently pursued until the default is corrected; or

(d) A court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any Bankruptcy Law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or .composition in respect of the Company, (B) appoint a Custodian of the Company for all or substantially all of the property of the Company; or (C) provide for the winding-up or liquidation of the affairs of the Company; and such judgment, decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced against the Company and such petition, application or proceeding is not dismissed within 90 days; or any warrant of attachment is issued against any substantial portion of the property of the Company which is not released, bonded or stayed within 90 days of service;

(e) The Company shall (A) commence a voluntary case or proceeding under any Bankruptcy Law, (B) consent to the entry of a judgment, decree or order for relief in an involuntary case or proceeding under any Bankruptcy Law, (C) consent to the institution of bankruptcy or insolvency proceedings against it, or (D) apply for, consent to, or acquiesce in the appointment of or taking possession by a Custodian of the Company or for any substantial part of the property of the Company.

     The term "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     Acceleration. If an Event of Default (other than an Event of Default specified in clauses (d) and (e) of Section 9) occurs and is continuing, the Holder by notice to the Company, may declare the Principal of and accrued interest on all the Securities to be due and payable. Upon any such declaration such Principal and interest shall be due and payable immediately. If an Event of Default specified in clause (4) or (5) of Section occurs, such amount shall de facto become and be immediately due and payable without any declaration.

     Rights of Holders to Receive Payment. Notwithstanding any other provision of this debenture, the right of any Holder of a Security to receive payment of Principal of or interest on the Security on or after the respective dates expressed in the Security or after acceleration provided for herein or to bring suit for the enforcement of any such payment on or after such respective dates, or for the right to convert the Security, shall not be impaired or affected without the consent of the Holder.

10.  ADJUSTMENT  OF  CONVERSION  PRICE

     Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to Time as follows:

(a) In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, then the Conversion Price in effect at the time of, respectively, the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any Security surrendered for conversion after such time shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Security been converted immediately prior to such time. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subsections (b) and (c) below. Such adjustments shall be made successively whenever any event specified above shall occur. In the event that any such dividend, subdivision, reclassification or combination causing any such adjustment does not thereafter occur, then the adjusted Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to effect such dividend, subdivision, reclassification or combination, to the Conversion Price which would then be in effect if such record date or effective date had not been

(b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock without any charge to such holders entitling them (for a period expiring within 45 days after the record date mentioned above) to subscribe for or purchase shares of its Common Stock (or securities convertible into shares of its Common Stock) at a price per share (or having an initial conversion price per share) less than the Current Market Price (as defined) of the Common Stock on such record date, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the number of shares of such Common Stock so offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so offered) would purchase at the Current Market Price per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are initially convertible) . Shares of Common Stock owned by or held for the Company shall not be deemed outstanding for the purpose of any computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that any such rights or warrants (or convertible securities), as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidences of indebtedness of the Company or any Subsidiary or (iii) of assets (excluding cash dividends or distributions referred to in subsection (a) above) or (iv) of rights or warrants (excluding those referred to in subsection (b) above), in each such case the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price per share on such record date, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a Board Resolution filed with the Trustee) of said shares or evidences of indebtedness or assets or rights or warrants so distributed, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price per share. Such adjustment shall be made successively whenever such a record date is fixed. In the event that any such distribution is thereafter no so made, then the adjusted Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

(d) For the purpose of any computation under subsections (b) and (c) above, the "Current Market Price" per share at any date shall be deemed to be the Average Closing Price of the Company's common stock.

(e) In any case in which this Article X shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of a fractional share of Common Stock pursuant to Section 10.6; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's rights to receive such additional shares of Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

(f) No adjustment in the Conversion Price shall be required with respect to shares of Common Stock issued upon conversion of the Securities unless such adjustment would require an increase or decrease in the amount equal to at least one percent of such price; provided, however, that any such adjustment which is not required to be made shall be carried forward and taken into account in any subsequent adjustment made not later than three years after the happening of the specified event or events.

(g) The Company from time to time may reduce the Conversion Price by any amount for any period of time if the reduction is irrevocable during the period.

(h) All calculations under this Article X shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     Whenever the Conversion Price is reduced, the Company shall mail to Holders of the Securities a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period for which it will be in effect.

     A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of this Section.

11.  EFFECT  OF  RECLASSIFICATION,  CONSOLIDATION,  MERGER,  SALE,  LEASE  OR
CONVEYANCE.

(a) In case of any consolidation with or merger of the Company into another corporation (other than a merger or consolidation in which the Company is the continuing corporation), or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall execute a supplemental debenture providing that the Holder of each Security then outstanding shall have the right thereafter to convert such Security solely into the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable -upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance.

(b) In case of any reclassification or change of the shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares of Common Stock into two or more classes or series of shares) or in the case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change in the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares of Common Stock into two or more classes or series of shares), or any reorganization within the meaning of Section 368 (a) (1) (B) of the Internal Revenue Code of 1986, as amended, the Company and the person obligated to deliver stock, other securities, property or cash (or any combination thereof) upon the effectiveness of such reorganization and the issuer of any stock or other securities so to be delivered, if a different person, shall execute a supplemental debenture providing that the Holder of each Security then outstanding shall have the right thereafter to convert such Security solely into the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such classification, change, consolidation or merger by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such reclassification, change, consolidation or merger.

(c) Any supplemental debenture entered into pursuant to this Section shall (i) where appropriate, state the Conversion Price in terms of one full share of Common Stock or one full share of the Common Stock of any successor, leasing, purchasing or affiliate corporation (as the case may be) and (ii) provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The Company shall cause notice of the execution of each such supplemental debenture to be mailed to each Holder of Securities at his address as the same appears in the Security register.

12.  AMENDMENT,  SUPPLEMENT,  WAIVER.

     Subject to certain exceptions contained herein, the Notes may not be amended or supplemented without unanimous consent of the Holders of the Notes then outstanding. Any such consent by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without the consent of any holder of a Note, the Company may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Notes in addition to or in place of certified Notes or to make any change that does not materially adversely affect the rights of any Holder of a Note

13.     SENIOR  NOTES.

     The 7% Convertible Debentures Due 2003 shall be senior in all rights, including but not limited to payment of principal and interest, to all other debentures whether outstanding as of this date or issued in the future. This senior right shall only apply to debentures issued by the Company and shall not apply to secured debt nor general unsecured debt of the Company such as accounts payable, bank lines of credit, or credit card debt.

14.  ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common) TENANT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian) and U/G/M/A (=Uniform Gifts to Minors
Act).